UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39336	82-3204328
(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2026. as previously reported in a Current Report on Form 8-K filed by Aditxt, Inc. (the “Company”) on May 8, 2026, the Company received formal notice (the “May 6th Letter”) from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq Staff had determined to delist the Company’s securities from Nasdaq. In the May 6th Letter, the Staff stated that the bid price of the Company’s listed securities had closed at less than $1.00 per share over the previous 30 consecutive business days, from March 24, 2026 through May 5, 2026, and that, as a result, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). The Staff further stated in the May 6th Letter that, although companies are typically afforded a 180-calendar day period to regain compliance with the Bid Price Rule, the Company is not eligible for any such compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv). The Staff cited the fact that the Company has effected a reverse stock split over the prior one-year period and has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

On May 27, 2026, as previously reported in a Current Report on Form 8-K filed by the Company on May 29, 2026, the Company received an additional formal notice (the “May 27th Letter”) from the Staff notifying the Company that, based on the stockholders’ equity of $(35,174,386) reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Form 10-Q”), the Company no longer satisfies the minimum stockholders’ equity requirement of $2,500,000 for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The May 27th Letter further notes that the Company does not presently satisfy either of the alternative continued listing standards under Nasdaq Listing Rule 5550(b) — a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years (such non-compliance, the “Stockholders’ Equity Deficiency”). The May 27th Letter states that the Stockholders’ Equity Deficiency serves as an additional basis for delisting the Company’s securities from Nasdaq, and that the Nasdaq Hearing Panel (the “Panel”) will consider the Stockholders’ Equity Deficiency, together with the matters that were the subject of the May 6th Letter, in rendering its determination regarding the Company’s continued listing on Nasdaq.

The Company timely requested a hearing, which stayed the delisting and suspension of the Company’s securities pending the decision of the Panel. A hearing on the matter was held on June 11, 2026.

On June 23, 2026, the Panel notified the Company (the “Notice”) that the Panel has determined to deny the Company’s request to continue its listing on Nasdaq and that trading in the Company’s common stock will be suspended at the open of trading on June 25, 2026.

The Company may request that Nasdaq Listing and Hearing Review Council review the decision of the Panel within 15 days of the Company’s receipt of the Notice.

A copy of the Notice is attached to this report as Exhibit 99.1

This report contains forward-looking statements, including, but not limited to, the Company’s ability to maintain its listing on Nasdaq and the Company’s ability to have the Panel’s decisions overturned by the Nasdaq Listing and Hearing Review Council. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
99.1	Nasdaq Hearings Panel Notice, dated June 23, 2026.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: June 24, 2026

By:	/s/ Jeffrey M. Busch
Name:	Jeffrey M. Busch
Title:	Interim Chief Executive Officer

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